EXHIBIT 99.1

GlobalTech Corporation Announces First Quarter 2025 Results

RENO, Nev., May 8, 2025 (GLOBE NEWSWIRE)--GlobalTech Corporation (GTC, OTC:GTLK)(“GlobalTech” or the “Company”), a leading U.S.-based technology investment holding company and a leading provider of broadband and telecommunication services in Pakistan, today announced its financial results for the first quarter ending March 31, 2025.

Recent Corporate Highlights:

•	Entered into Acquisition Agreement with Crickslab, acquiring a core engine with complete source code for further development into baseball league management system

Q1 Financial Highlights

•	Net Revenue increased to $4.3 million, up 17.3% over the first quarter of 2024
•	Telecom service revenue increased by 4.9% over the first quarter of 2024
•	Broadband services revenue increased by 195.6% over the prior-year period, representing 16% of gross revenue
•	Operating loss improved to $(0.9) million, from $(1.2) million in the year-ago period
•	Operating margins improved to negative 21.7%, versus negative 31%, in the year-ago period, up 930 basis points
•	Net Loss declined to $1.1 million in 2025, compared to $1.4 million in the year-ago period
•	Total cash and cash equivalents were $3.0 million as of March 31, 2025, including $2.7 million of restricted cash

Dan Green, GlobalTech CEO commented, "We continued to experience significant growth and margin improvement during the first quarter. Our broadband services revenue increased by 196% in the first quarter, driven by a significant increase in broadband revenue. This segment now represents 16% of gross revenue, up from 6.3% in the first quarter of 2024. The stronger revenue growth contributed to margin improvement as gross margins improved 620 basis points to 9.4% and operating margins improving 930 basis points to negative 21.7%.

Detailed financial information can be found on the Company’s Website and in the Company’s Quarterly Report on Form 10-Q filed today with the Securities and Exchange Commission at www.sec.gov.

About Worldcall Telecom Limited (www.worldcall.net.pk)

Worldcall Telecom Limited (PSX:WTL) is a publicly listed telecom and media operator in Pakistan. Worldcall has substantial deployments in Long Distance and International (LDI), broadband, metro fiber optic networks, and media playout facilities for its cable operations. Worldcall has deployed approximately 2,000 km of metro fiber in 20 cities across Pakistan to provide its customers with internet and television service with a potential service footprint of 3.2 million homes. GlobalTech owns, directly and indirectly through associates, an aggregate of around 55% of WorldCall Telecom Limited.

About GlobalTech Corporation

GlobalTech Corporation, headquartered in the USA, is a technology investment holding company that aims to provide growth capital and technological innovation to sectors such as AI, Big Data, and telecommunications. GTC partners with global companies to deliver innovative solutions that transform industries.

For more information, visit: www.globaltechcorporation.com

1

Forward Looking Statements

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. The important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, our need for additional capital, the terms of such capital and potential dilution caused thereby; foreign currency exchange losses, fluctuations and translation risks related to our business in Pakistan; the international economic environment, geopolitical developments and unexpected global events which could cause our business to decline; investing in emerging markets, where our operations are located, is subject to greater risks than investing in more developed markets, including significant political, legal and economic risks; our revenue performance can be unpredictable by nature; we operate in highly competitive markets, which we expect only to become more competitive; we may be unable to keep pace with technological changes and evolving industry standards; we are exposed to cyber-attacks and other cybersecurity threats that may lead to compromised or inaccessible telecommunications, digital and financial services, and/or leaks or unauthorized processing of confidential information, and perceptions of such threats may cause customers to lose confidence in our services; the telecommunications industry is highly capital-intensive and requires substantial and ongoing expenditures of capital; we may also be subject to increases in license fees for some of our licenses or to obtain new licenses; the loss of important intellectual property rights, as well as third-party claims that we have infringed on their intellectual property rights; our substantial amounts of indebtedness and debt service obligations could materially decrease our cash flow, which could adversely affect our business and financial condition; our status as a controlled company; the fact that no active trading market for our common stock exists, and an active trading market may not develop or be sustained in the future; stockholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of the common stock; the telecommunications industry is a highly regulated industry, and we are subject to an extensive variety of laws and operate in uncertain judicial and regulatory environments, which may result in unanticipated outcomes that could harm our business; our operating subsidiaries are located in Pakistan, and their assets are in Pakistan, which may affect shareholder rights, including the ability to enforce civil liabilities under U.S. securities laws; we are, and may in the future be, involved in, associated with, or otherwise subject to legal liability in connection with disputes and litigation with regulators, competitors, and third parties; our licenses are granted for specific periods and may be suspended, revoked, or we may be unable to extend or replace these licenses upon expiration; we may be affected by economic downturns both in Pakistan and globally, changes in inflation and interest rates, increased costs of borrowing associated therewith and potential declines in the availability of such funding; and risks relating to future divestitures, asset sales, joint ventures and acquisitions.

2

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in GlobalTech’s publicly filed reports, including, but not limited to, GlobalTech’s Annual Report on Form 10-K for the year ended December 31, 2024, and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, including the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. These reports are available at www.sec.gov. GlobalTech cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to GlobalTech or any person acting on behalf of GlobalTech are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on GlobalTech’s future results. The forward-looking statements included in this press release are made only as of the date hereof. GlobalTech cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, GlobalTech undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by GlobalTech. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Contact:

Louie Toma

CORE IR

louie@coreir.com

212-655-0924

3

GLOBALTECH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2025 and December 31, 2024

	March 31,	December 31,
	2025	2024

ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$290,895	$822,251
Restricted cash	2,699,712	2,633,019
Accounts receivable – net	4,038,133	3,780,777
Short term investments	958,652	970,596
Prepayments	22,137	60,234
Stores and spares	837,135	838,641
Loans and advances	4,728,774	4,660,122
Other receivables	4,139,321	3,947,158
Total current assets	17,714,759	17,712,798
Property, plant and equipment	16,532,155	16,936,286
Operating lease right-of-use assets	441,403	451,111
Intangible assets – net	10,015,209	10,264,049
Long term loans and other assets	3,169,989	3,123,604
Deferred tax asset	8,415,570	8,468,381
TOTAL ASSETS	$56,289,085	$56,956,229

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Trade and other payables	$27,507,617	$27,263,298
Current portion of non-current liabilities	7,722,084	7,413,649
Accrued interest	3,664,339	3,545,054
Short term borrowings	926,995	1,103,560
Provision for taxation – net	1,161,750	1,125,182
Total current liabilities	40,982,785	40,450,743
Term finance certificates	598,334	906,455
Long term financing – secured	1,168,628	1,154,484
Long term deposits and payable	1,354,946	1,412,328
License fee payable	162,199	163,217
Operating lease liability	556,689	635,030
Post employment benefits	661,151	676,084
Other payables	548,540	709,975
Total non- current liabilities	5,050,487	5,657,573
TOTAL LIABILITIES	$46,033,272	$46,108,316
CONTINGENCIES AND COMMITMENTS

SHAREHOLDERS' EQUITY:
Common stock, $0.0001 par value - authorized 500,000,000 shares at March 31, 2025 and December 31, 2024 and issued 139,933,391 and 139,933,391 shares, respectively.	13,993	13,993
Accumulated other comprehensive loss	(602,224)	(896,497)
Accumulated deficit	(38,731,980)	(38,110,867)
Non-Controlling interest	49,576,022	49,841,283
TOTAL SHAREHOLDERS’ EQUITY	10,255,813	10,847,914
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$56,289,085	$56,956,229

4

GLOBALTECH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2025 AND 2024

	2025	2024
NET REVENUE	$4,341,720	$3,702,258
Direct operating costs	(3,931,698)	(3,582,159)
Other operating costs	(641,745)	(486,008)
Depreciation and amortization	(501,098)	(778,368)
Other expenses	(210,851)	(3,795)
OPERATING LOSS	(943,672)	(1,148,073)
OTHER:
Other income	218,938	265,651
Finance cost	(346,737)	(493,290)
LOSS BEFORE TAXATION	(1,071,471)	(1,375,713)
Taxation	(53,733)	(45,446)
NET LOSS	$(1,125,204)	$(1,421,158)
NET LOSS ATTRIBUTABLE TO:
Common shareholders of GlobalTech Corporation	(621,113)	(779,221)
Non - controlling interest (NCI)	(504,091)	(641,937)
	(1,125,204)	(1,421,158)

Net loss per common share: basic and diluted	$(0.01)	$(0.01)
Weighted-average common shares used to compute basic and diluted loss per share	139,933,391	139,763,391

5